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                                                                  EXHIBIT 10.1.2

                               TELXON CORPORATION
                             1988 STOCK OPTION PLAN

     1. PURPOSES OF THE PLAN. The purposes of this Plan are to encourage ownership of stock of the Company by officers and other key Employees, to attract and retain highly qualified personnel for positions of substantial responsibility, to provide additional incentive to all Employees of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under and subject to the applicable provisions of Section 422A of the Code and the regulations promulgated thereunder), options which are intended to qualify under other particular provisions of the Code as in effect from time to time, or non-statutory stock options as determined by the Committee at the time of grant of an Option.

     2. DEFINITIONS.

     (a) "BOARD" shall mean the Board of Directors of the Company.

     (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (c) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Paragraph (a) of Section 4 of the Plan, if a Committee is appointed. If no Committee has been appointed, any reference to the "Committee" shall be deemed a reference to the "Board".

     (d) "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

     (e) "COMPANY" shall mean Telxon Corporation, a Delaware corporation.

     (f) "CONTINUOUS EMPLOYMENT" shall mean, with respect to any Employee, the absence of any interruption or termination of employment by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board (provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is mandated by contract or statute) or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or any of their respective successors.

     (g) "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time and as interpreted by the Securities and Exchange Commission.

     (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Subsidiary. The payment of director's fees by the Company shall not be sufficient to constitute a person as an "Employee" of the Company.

     (i) "OPTION" shall mean a stock option (including an Incentive Stock Option) granted pursuant to the Plan. "Incentive Stock Option" shall mean a stock option granted pursuant to the Plan and intended to qualify as an incentive stock option pursuant to the provisions of Section 422A of the Code and the regulations promulgated thereunder.

     (j) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

     (k) "OPTIONEE" shall mean an Employee who receives an Option.

     (l) "PARENT CORPORATION" shall have the meaning as defined in Section 425(e) of the Code.

     (m) "PLAN" shall mean this 1988 Stock Option Plan.

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     (n) "SHARE" shall mean the Common Stock as adjusted in accordance with
Section 11 of the Plan.

     (o) "SUBSIDIARY" shall mean a corporation of which not less than fifty percent (50%) of the voting shares are owned by the Company or a Subsidiary whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be issued and sold under Options granted pursuant to the Plan is 1,200,000 Shares of Common Stock. The Shares may be treasury Shares or Shares of original issue or a combination of the foregoing. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

     4. ADMINISTRATION OF THE PLAN.

     (a) PROCEDURE. The Plan shall be administered by the Board provided a majority of the Board are Disinterested Persons, and a majority of the Board acting in any given matter are Disinterested Persons, or the Board may, in its discretion, appoint a Committee which shall consist of not less than three (3) members, each of whom is a Disinterested Person, to administer the Plan subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and may appoint additional members thereof, remove members, with or without cause, and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a person not a Disinterested Person serve on the Committee nor shall a Committee of less than three (3) members administer the Plan. Members of the Board who are not Disinterested Persons may not vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or the administration of the Plan. As used in the Plan and in any Option, the term "Committee" shall refer to either the Committee or to the Board if no Committee has been appointed.

     (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion:

          (i) To determine, upon review of relevant information in accordance with Section 8(b) of the Plan, the fair market value of the Shares;

          (ii) To determine the exercise price per Share of Options to be granted, which exercise price shall in no event be less than the fair market value per Share determined as of the date of grant of the Option;

          (iii) To determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares subject to purchase upon exercise of each Option;

          (iv) To interpret the Plan;

          (v) To determine whether Options shall become vested over a period of time and when they shall become fully vested;

          (vi) To determine when Options may be exercised;

          (vii) To prescribe, amend and rescind, if deemed necessary or appropriate, rules and regulations relating to the Plan;

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          (viii) To determine the terms and provisions of each Option (which terms and provisions need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

          (ix) To accelerate (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan;

          (x) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and

          (xi) To make all other determinations deemed necessary or advisable in connection with the administration of the Plan.

     (c) EFFECT OF COMMITTEE'S DECISIONS. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options.

     5. ELIGIBILITY. Options may be granted only to Employees. An Employee who has been granted an Option may, if he is otherwise eligible, be granted additional Options.

     No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee after December 31, 1986, by the Company or any Parent Corporation or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

     The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company or any Subsidiary nor shall it interfere in any way with his right or the Company's or any Subsidiary's right to terminate his employment at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier of its adoption by the Board or its approval by vote of the holders of a majority of the outstanding Shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect for a term of ten (10) years from the date of its adoption by the Board, unless sooner terminated under Section 13 of the Plan. Pending stockholder approval of the Plan, Option grants may be made by the Committee, subject to stockholder approval of the Plan, but no Option may be exercised prior to the date stockholder approval is obtained.

     7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option, and each Option shall continue in effect in accordance with its terms notwithstanding that the term of the Plan may expire or be terminated prior to the expiration of the term of such Option. However, in the case of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary, the term of the Incentive Stock Option shall be five
(5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option.

     8. OPTION PRICE AND CONSIDERATION.

     (a) The per Share option price for the Shares to be issued pursuant to an Option shall be such price as is determined by the Committee but shall in no event be less than the fair market value per Share as of the date of grant of the Option. In no event shall the per Share Option price be less than 110% of the fair market value per Share as of the date of grant in the case of an Incentive Stock Option granted to an Optionee who at the time such Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary.

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     (b) For purposes of the Plan, fair market value per Share shall be determined by the Committee in its discretion; provided, however, that if the Shares are listed on the NASDAQ National Market System or on a stock exchange, the fair market value per Share shall be the closing price on such quotation system or exchange on the last trading day prior to the date of determination for which a sale price was reported.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee on the date of grant. Such consideration may consist of cash, check, previously owned Shares or any combination of the foregoing.

     9. METHOD OF EXERCISE.

     (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as permitted under the Plan. An Option may not be exercised for a fraction of a share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option. In the case of the purchase of Shares, notice shall be effective only if accompanied by full payment for the Shares. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) TERMINATION OF EMPLOYMENT. If an Optionee shall cease to be employed by the Company (otherwise than by reason of the Optionee's death, permanent and total disability or retirement), he may exercise his Option (to the extent that he was entitled to exercise it at the time of such termination of employment) until the earlier of (i) the date thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee at the time of such termination of employment) after the effective date of the termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; provided, however, that if the Optionee is terminated by the Company for "misconduct", then such Option shall thereupon terminate immediately. As used herein, "misconduct" means that the Optionee has engaged in unfair competition with the Company or a Subsidiary, induced any customer of the Company or a Subsidiary to breach any contract with the Company or a Subsidiary, made any unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Subsidiary, committed an act of embezzlement, fraud or theft with respect to the property or business of the Company or a Subsidiary or deliberately disregarded the rules of the Company or a Subsidiary in such a manner as to cause material loss, damage or injury to or otherwise endanger the property, reputation, employees or business prospects of the Company or a Subsidiary. The Committee shall determine whether an Optionee's employment is terminated by reason of misconduct. In making such determination, the Committee may, but shall not be required to, give the Optionee an opportunity to be heard and to present evidence on his behalf.

     (c) DEATH OF OPTIONEE. Upon the death of an Optionee:

          (i) who is at the time of his death in the employ of the Company and who shall have been in Continuous Employment since the date of grant of the Option, the Option may be exercised (to the extent the Optionee would have been entitled to do so had he continued living and terminated employment six (6) months after the date of death) by the Optionee's

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     estate or by a person who acquires the right to exercise the Option by bequest or inheritance until the earlier of (A) the date six (6) months (three (3) months in the case of an Incentive Stock Option) following the date of the Optionee's death or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; or

          (ii) within one (1) month after the termination of Continuous Employment other than termination by the Company for misconduct or due to disability, the Option may be exercised (to the extent the Optionee was entitled to do so at the date of termination of Continuous Employment) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance until the earlier of (A) the date six (6) months following the date of the Optionee's death (three (3) months after the termination of Continuous Employment in the case of an Incentive Stock Option) or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

     (d) DISABILITY OF OPTIONEE. If the Optionee ceases to be employed by the Company or a Subsidiary due to his having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code ("disability"), the Option may be exercised (to the extent the Optionee shall have been entitled to do so as of the effective date of the termination of his employment on account of his having become so disabled) until the earlier of (i) the date one (1) year after the effective date of the termination of his employment and (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

     (e) RETIREMENT OF OPTIONEE. If an Optionee ceases to be employed by the Company or any Subsidiary by reason of his retirement (A) entitling him to benefits under the provisions of any retirement plan of the Company or any Subsidiary in which such Optionee participates; or (B) upon attaining age 65, the Option may be exercised (to the extent the Optionee shall be entitled to do so as of the effective date of the termination of his Employment by reason of such retirement) until the earlier of (i) the date three (3) months after the effective date of the termination of his Employment and (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

     (f) STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. When an Optionee incurs tax liability in connection with the exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy such withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date") in accordance with Section 8(b) of the Plan.

     All elections by an Optionee to have Shares withheld for tax withholding purposes shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

          (i) The election must be made on or prior to the applicable Tax Date;

          (ii) Once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (iii) All elections shall be subject to the consent or disapproval of the Committee;

          (iv) If the Optionee is an officer or director of the Company or other person whose transactions in the Company's securities are subject to
     Section 16(b) of the Securities Exchange Act of 1934 (collectively "Insiders"), the election may not be made within six (6) months of the date of grant of the Option; provided, however, that this limitation shall not apply in the event that death or disability of the Optionee occurs prior to the expiration of the six-month period; and

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          (v) If the Optionee is an Insider, the election must be made either six (6) months prior to the Tax Date (as determined in accordance with Section 83 of the Code) or during the period beginning on the third (3rd) business day, and ending on the twelfth (12th) business day, following the release of the Company's quarterly or annual summary statement of sales and earnings.

     If the election to have Shares withheld is made by an Optionee who is an Insider and the Tax Date is deferred until six (6) months after exercise of the Option because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     In lieu of or in addition to having Shares to be issued upon exercise of an Option withheld by the Company, the Optionee shall have the right to borrow from the Company an amount sufficient to pay the income tax liability resulting from the exercise of an Option. Such loan shall be for a term of five (5) years at a rate of interest equal to the Company's then primary commercial lender's prime or base rate as in effect from time to time. Payments of interest on such loan shall be made quarterly and the principal shall be repaid at the earlier of the expiration of the five (5) year term or a disposition of any of the Shares acquired upon exercise of such Option.

     10. NONTRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the life of the Optionee only by the Optionee.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

     (a) Subject to the provisions of Paragraph (b) hereof and to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation, termination or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     Subject to the provisions of Paragraph (b) hereof, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the

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Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If in the event of a merger, consolidation or sale of assets the Board makes an Option fully exercisable in lieu of assumption or substitution, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     (b) In the event of a "Change in Control" of the Company, as defined in Paragraph (c) below, unless otherwise determined by the Board prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

          (i) Any Options outstanding as of the date of such Change in Control that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

          (ii) The value of all outstanding Options, measured by the excess of the Change in Control Price (as hereinafter defined) over the option price, shall, unless otherwise determined by the Board at or after grant, be cashed out. The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquires the right to exercise the Option by bequest or inheritance.

     (c) DEFINITION OF "CHANGE IN CONTROL". For purposes of this Section 11, a "Change in Control" means the happening of any of the following:

          (i) When any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, a Subsidiary or a Company or Subsidiary employee benefit plan, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) The consummation of a transaction requiring stockholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation.

     (d) CHANGE IN CONTROL PRICE. For purposes of this Section 11, "Change in Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a Share as reported by the NASDAQ National Market System (or, if the Shares are listed on a stock exchange, the highest closing price on such exchange as reported by such exchange), at any time within the sixty (60) day period immediately preceding the date of the Change in Control (the "Sixty-Day Period"), or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the Sixty-Day Period.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF PLAN.

     (a) AMENDMENT AND TERMINATION. The Board may from time to time amend or terminate the Plan in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Company entitled to vote thereon, no such revision or amendment shall:

          (i) materially increase the number of Shares subject to the Plan other than in connection with an adjustment under Section 11 of the Plan;

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          (ii) materially change the designation of the class of employees eligible to be granted Options;

          (iii) materially increase the benefits accruing to participants under the Plan; or

          (iv) remove the administration of the Plan from the Board or the Committee;

provided, however, that no amendment to the Plan approved by the Board and described in clauses (i), (ii) or (iii) above shall be required to be submitted to stockholders if, in the formal or informal opinion of the Staff of the Securities and Exchange Commission, such amendment would not be required to be submitted for the approval of stockholders in order to ensure the continued applicability of Rule 16b-3 to the Plan.

     (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, any applicable state "blue sky" laws, and the requirements of any inter-dealer quotation system or stock exchange upon which the Shares may then be included or listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or the issuance of Shares on exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned laws.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENTS. Options shall be evidenced by written agreements or grants in such form as the Board or the Committee shall approve.

     17. ADOPTION OF PLAN. This Stock Option Plan was adopted by the Board on and shall be effective as of May 13, 1988, and shall terminate on May 12, 1998, and no Option shall be granted after such latter date. This Plan shall terminate and all Options granted hereunder shall be cancelled unless the Plan is approved by the holders of a majority of the outstanding Shares of the Company entitled to vote on the adoption of the Plan within one (1) year of the date of adoption of the Plan.

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